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                                                                  EXHIBIT 99.6B

                            Dechert Price & Rhoads
                        1500 K Street, N.W., Suite 500
                            Washington, D.C. 20005


                               January 24, 1997

Board of Directors
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660

             Re:   Registration Statement on Form S-6 for
                   Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company for the Pacific Select Estate Preserver II Variable Life Insurance Policy (File No. pending)
                   ------------------------------------------------------------
Dear Sirs or Madam:

             We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the above-referenced Registration Statement.

                                 Very truly yours,

                                 /s/ DECHERT PRICE & RHOADS
                                 --------------------------
                                 Dechert Price & Rhoads